UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2006

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1005 Virginia Drive, Fort Washington, PA	19034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 7, 2006, Kulicke & Soffa Global Holding Corporation (“Holding Corporation”) and Kulicke & Soffa (S.E.A) Pte. Ltd. (“SEA”), both subsidiaries of Kulicke and Soffa Industries, Inc. (“Company”), entered into a facility letter agreement with Citibank N.A., Singapore Branch, providing for a banker’s guarantee/standby letter of credit facility, in an amount of up to U.S. $20,000,000 (the “Credit Facility”). The term of the Credit Facility is for up to two years, but the Credit Facility is granted on an uncommitted basis and is repayable on demand.

Holding Corporation and SEA entered into the Credit Facility in order to support the purchase of gold, for use in the Company’s gold wire business, which business is conducted primarily through Holding Corporation and SEA.

In connection with the Credit Facility, Holding Corporation, SEA and the Company granted to Citibank, Singapore Branch, security interests in the assets owned by Holding Corporation, SEA and the Company related to the manufacture and sale of gold wire, including all gold inventory, and all accounts receivable arising from the sale of gold wire and the proceeds thereof.

On June 12, 2006, Holding Corporation and SEA entered into a Sale and Leaseback of Fine Metal Agreement with AGR Matthey ABN (the “Gold Supply Agreement”). The Gold Supply Agreement replaces the Sale and Leaseback of Fine Metal Agreement between SEA and AGR Matthey ABN, dated June 21, 2004 described in Item 1.02 of this Report, which was scheduled to expire on June 21, 2006. AGR Matthey ABN is the Company’s sole supplier of gold for use in the Company’s gold wire business. The term of the Gold Supply Agreement is two years. The Gold Supply Agreement obligates Holding Corporation and SEA to maintain the Credit Facility in order to secure their obligations to AGR Matthey ABN under the Gold Supply Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

On June 13, 2006, SEA and AGR Matthey ABN terminated the Sale and Leaseback of Fine Metal Agreement dated June 21, 2004 (the “Terminated Gold Supply Agreement”). The Gold Supply Agreement described in Item 1.01 of this Report replaced the Terminated Gold Supply Agreement.

On June 13, 2006, SEA and Natexis Banques Popularis, Singapore Branch and Arab Bank, plc, Singapore Branch, terminated the Guarantee Issuance Facility Agreement, dated June 21, 2004. The Guarantee Issuance Facility Agreement provided for a bank guarantee/letter of credit facility to secure SEA’s obligations under the Terminated Gold Supply Agreement.

On June 13, 2006, SEA and Natexis Banques Popularis, Singapore Branch, terminated the Debenture, Incorporating Fixed and Floating Charges and Assignment of Insurances, dated June 21, 2004 (the “Terminated Debenture”). Under the Terminated Debenture, SEA had granted security interests to Natexis Banques Popularis, Singapore Branch in the assets owned by SEA related to the manufacture and sale of gold wire, including all gold inventory, and all accounts receivable arising from the sale of gold wire and the proceeds thereof.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance-Sheet Arrangement of a Registrant.

On June 13, 2006, the closing occurred under the Credit Facility described in Item 1.01. As a result, Holding Corporation and SEA incurred obligations to reimburse Citibank, Singapore Branch for amounts paid by it under its banker’s guarantee/letter of credit, and the Company incurred a similar obligation, with recourse limited to the assets in which the Company granted a security interest to Citibank, Singapore Branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

Date: June 13, 2006	By:	/s/ C. Scott Kulicke
C. Scott Kulicke
Chief Executive Officer